LONG TERM INCENTIVE STOCK PLAN
                                     OF
             REPUBLIC NEW YORK CORPORATION AND ITS SUBSIDIARIES

Section 1.  Purpose.

         The Long Term Incentive Stock Plan (the "Plan") is designed to attract and retain the services of selected employees who are in a position to make a material contribution to the successful operation of the business of Republic New York Corporation and its subsidiaries. The Plan provides for the granting of stock options, stock appreciation rights, restricted stock, phantom stock, other stock-based awards or any combination of the foregoing to eligible participants.

Section 2.  Definitions.

         For the purpose of the Plan, the following terms shall have the meanings set forth below:

         (a)  "Affiliate" means any related entity designated by the Committee.

         (b) "Award" means an Incentive Stock Option, Non-Qualified Stock Option, Stock Appreciation Right, Restricted Stock, Phantom Stock or Other Stock-Based Award.

         (c) "Award Agreement" means a written agreement setting forth the terms and conditions of each Award made under the Plan.

         (d)  "Board of Directors" means the Board of Directors of the Company.

         (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (f) "Committee" means the Employee Compensation and Benefits Committee of the Board of Directors or such other committee of the Board of Directors as may be designated by the Board of Directors from time to time to administer the Plan. The members of the Committee shall consist solely of two or more members of the Board of Directors who are "non-employee directors" within the meaning of Rule l6b-3 and are "outside directors" for purposes of Section 162(m) of the Code. To the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board of Directors. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or
Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 or Section 162(m) of the Code shall not affect the validity of the awards, grants, interpretations or other actions of the Committee.

         (g)  "Company" means Republic New York Corporation.

         (h)  "Employee" means an employee of the Company or a Subsidiary.

         (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (j) "Fair Market Value" means, with respect to a Share, the average of the high and low sales prices of a Share as reported on the New York Stock Exchange Composite Tape on the valuation date, or, if there were no sales reported on the valuation date, on the next preceding date on which such prices were reported.

         (k)  "Incentive Stock Option" means an option granted under
Section 6(a) of the Plan that is intended to meet the requirements of
Section 422 of the Code or any successor provision thereto.

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         (l) "Non-Qualified Stock Option" means an option granted under
Section 6(a) of the Plan that is not intended to be an Incentive Stock
Option.

         (m) "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

         (n) "Other Stock-Based Award" means any right granted under
Section 6(e) of the Plan.

         (o) "Participant" means a person who has been selected by the Committee to receive an Award under the Plan.

         (p) "Phantom Stock" means any rights granted under Section 6(d) of the Plan.

         (q)  "Plan Year" means the calendar year.

         (r) "Restricted Period" means the period or periods designated by the Committee in respect of any Award of Restricted Stock or any part or parts of such Award.

         (s) "Restricted Stock" means the Shares that have been granted to a Participant subject to the restrictions referred to in Section 6(c)(ii), so long as such restrictions are in effect.

         (t) "Retirement" means retirement under the Company's, a Subsidiary's or an Affiliate's retirement plan and shall include early retirement if available under such retirement plan.

         (u) "Rule l6b-3" means Rule l6b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation thereto.

         (v) "Shares" means shares of common stock, par value $5.00 per share, of the Company.

         (w) "Stock Appreciation Right" means any right granted under
Section 6(b) of the Plan.

         (x) "Subsidiary" means any corporation or other legal entity, domestic or foreign, more than 50% of the voting equity of which is owned or controlled, directly or indirectly, by the Company.

Section 3.  Plan Administration.

         (a) The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall have full authority to (i) designate Participants from among those eligible, (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances (taking into consideration, among other things, the avoidance of liability under Section 16(b) of the Exchange Act) Awards may be settled or exercised in cash, Shares, other securities, or other property, or canceled, forfeited, or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, or other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;
(viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other

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action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any Share owner, and any Employee.

         (b) The Committee shall have the power to vary or waive any provision of the Plan in respect of a Participant and his Award in order to satisfy the terms of such Participant's employment contract with the Company or a Subsidiary and to eliminate any conflict between such contract and the provisions of the Plan, subject to Section 162(m) of the Code and the rules and regulations promulgated thereunder.

         (c) The Committee shall have the power to vary or waive any terms or conditions under any Award (other than an Option or Stock Appreciation Right granted to a "covered employee" within the meaning of Section 162(m) of the Code and the rules and regulations promulgated thereunder) theretofore granted, prospectively or retroactively.

         (d) No waiver or variance of any provision of the Plan or an Award pursuant to this Section 3 may materially adversely affect the rights conferred by an Award without the consent of the recipient thereof.

Section 4.  Capital Stock Subject to the Provisions of the Plan.

         (a) The Shares awarded under the Plan may be authorized but unissued Shares as the Board of Directors may from time to time determine. Subject to adjustment pursuant to Section 11 hereof, the total number of Shares available and reserved for the grant of Awards under the Plan (including as to Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, such number of Shares) shall be 2,640,800 Shares.

         (b) Subject to Section 4(a) hereof and to the restrictions imposed by Section 422 of the Code, there shall be available for Awards under the
Plan: (i) Shares represented by Options to the extent such Options are canceled, forfeited, surrendered, terminated or expire unexercised; (ii) the excess number of Shares subject to variable Awards that become fixed at less than the maximum number of Shares subject to such Awards; and (iii) Shares of Restricted Stock that have been forfeited.

Section 5.  Eligibility.

Any Employee or officer of the Company or any Subsidiary selected by the Committee is eligible to receive an Award.

Section 6.  Awards.

         (a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

                  (i) Exercise Price. The exercise price per Share purchasable under an option shall be determined by the Committee at the time the Option is granted; provided, however, in the case of an Option granted to a "covered employee" within the meaning of
         Section 162(m)(3) of the Code and the regulations issued thereunder, the exercise price per Share

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         shall be at least 100% of the Fair Market Value of a Share, determined at the time the Option is granted.

                  (ii) Option Term. The term of each Option shall be fixed by the Committee at the time the Option is granted, but such term shall not exceed ten years from the date of grant.
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                  (iii) Time and Method of Exercise. The Committee shall
         determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, Shares, or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect thereto may be made or deemed to have been made.

                  (iv)  Effect of Termination of Employment.  Death or
         Disability.

                  A. In the event of termination of the employment or other relationship of a Participant with the Company, a Subsidiary or an Affiliate following the date of issuance of an Option to him either by reason of (i) a discharge by the Company, a Subsidiary or an Affiliate for cause or
                  (ii) voluntary separation on the part of the Participant and without the written consent of the Company or his employing company or companies, any outstanding Option, whether exercisable or unexercisable, shall be canceled and terminated forthwith.

                  B. In the event of termination of the employment or other relationship of a Participant with the Company, a Subsidiary or an Affiliate (otherwise than by reason of his death, disability or Retirement or pursuant to
                  Section 6(a)(iv)(A)), such Participant (or any person or entity that acquired such Option by gift or otherwise) may exercise, within three months after such termination, any outstanding Option but only to the extent that the Option is otherwise exercisable at the time of such termination and only to the extent that the Option does not by its terms expire prior to the exercise thereof. Any Option to the extent that it is unexercisable at the time of such termination shall be canceled and terminated forthwith. After such three-month period, such Option to the extent otherwise outstanding shall be deemed canceled and terminated forthwith.

                  C. Subject to Section 6(a)(iv)(D), if the employment of a Participant with the Company, a Subsidiary or an Affiliate shall be terminated by reason of the Participant's Retirement, any outstanding Option held by a Participant shall thereupon become immediately exercisable in full and the Participant or such person or entity that acquired such Option by gift or otherwise shall have the right, at any time within three months after such Retirement, to exercise such Option to the extent that such Option does not by its terms expire prior to the exercise thereof. After such three-month period, such Option to the extent otherwise outstanding shall be deemed canceled and terminated forthwith.

                  D. If a Participant dies while employed by, or engaged in such other relationship with, the Company, any Subsidiary or any Affiliate or shall die within three months after his Retirement, any outstanding Option shall become immediately exercisable in full and the estate of the Participant or any person or entity that acquired such Option by bequest or inheritance or any person or entity that acquired such Option by gift or otherwise shall have the right at any time within one year after the death of the Participant to exercise such Option, but only to the extent that the Option by

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

                  its terms does not expire prior to the exercise thereof. After such one-year period, such Option to the extent otherwise outstanding shall be deemed canceled and terminated forthwith. The Committee in its discretion may, at any time before or after the grant of an Option, extend the one-year period for exercise provided in the first and second preceding sentences by a period of up to two additional years.

                  E. In the event of the termination of employment or other relationship of a Participant by reason of the Participant's disability, any outstanding Option held by the Participant or any person or entity that acquired such Option by gift or otherwise shall thereupon become immediately exercisable in full and the Participant or such person or entity that acquired such Option by gift or otherwise shall have the right to exercise such Option held by him or it at any time within one year after such termination, but only to the extent the Option by its terms does not expire prior to the exercise thereof. After such one-year period, such Option to the extent otherwise outstanding shall be deemed canceled and terminated forthwith. For purposes of the Plan, a Participant is "disabled" if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Committee shall determine the form and manner of proof acceptable to establish the fact of disability.

         (v) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, as amended from time to time, or any successor provision thereto, and any regulations promulgated thereunder. To the extent Section 422 of the Code, as amended from time to time, requires certain provisions to be set forth in a written plan, said provisions are incorporated herein by reference and, to the extent inconsistent with the Plan, such provisions shall control. In addition to any other terms and provisions required by Section 422 of the Code and by Sections 6(a)(i) through (iv), Incentive Stock Options shall be subject to the following conditions:

                  A. Incentive Stock Options shall be granted only to Employees.

                  B. Except as provided in Section 6(a)(v)(C), the exercise price of each Share subject to an Incentive Stock Option shall be at least 100% of the Fair Market Value of a Share, determined at the time the Option is granted.

                  C. A Participant shall not, immediately before an Incentive Stock Option is granted, own stock representing more than 10% of the voting power or value of all classes of stock of the Company or a Subsidiary. This requirement shall not be applicable if (i) the exercise price of each Share subject to the Incentive Stock Option to be granted is at least 110% of the Fair Market Value of a Share, determined at the time the Option is granted, and (ii) the Option is not exercisable after the expiration of five years from the date such Option is granted.

                  D. To the extent that the aggregate Fair Market Value (determined at the time(s) of the grant of the Option(s)) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

                  E. Up to the maximum number of Shares available for the grant of Awards shall be


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                  available for the grant of Incentive Stock Options.

         (b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, as determined by the Committee, cash in an amount of, or Shares having a Fair Market Value equal to, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the date of the grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement, the rights (if any) upon termination of employment or other relationship and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee at the time of grant and set forth in the Award Agreement, but in no event shall a Stock Appreciation Right have a term in excess of ten years. If granted in connection with an Option, such Stock Appreciation Rights shall be subject to the same terms and conditions as the related Option. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

         (c) Restricted Stock. The Committee is hereby authorized to grant Awards of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine.

                  (i) Restricted Period. The Restricted Period with respect to each award of Restricted Stock shall be determined by the Committee at the time the Restricted Stock is awarded.

                  (ii) Transferability. Shares of Restricted Stock awarded to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period applicable to such Shares, except as hereinafter provided. Except for such restrictions, the Participant, as owner of such Shares, shall have all the rights of a stockholder, including (but not limited to) the right to receive all dividends paid on such Shares (subject to the provisions of Section 6(c)(iii)) and the right to vote such Shares.

                  (iii)  Reinvestment of Cash Dividends.

                           A. Subject to the terms, conditions and
                  guidelines provided or to be provided by the Committee, Participants who have been awarded Shares of Restricted Stock and who have been selected by the Committee (whether before or after the grant) to be eligible under this Section 6(c)(iii) shall be entitled to elect in writing to receive, in lieu of the cash dividends, if any, that would otherwise be paid on such Shares, additional Shares of Restricted Stock, which shall be subject to such restrictions and other terms and conditions as are established by the Committee in accordance with Section 3 hereof.

                  B. The Committee may, in its sole discretion, permit persons holding shares of Restricted Stock granted pursuant to plans other than the Plan to elect in writing to receive, in lieu of the cash dividends, if any, that would otherwise be paid on such shares, Shares of Restricted Stock which shall be subject to such restrictions and other terms and conditions as are established by the Committee in accordance with Section 3 hereof.

                  (iv) Registration. Any Restricted Stock granted under the Plan may be evidenced

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         in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. If any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

                  (v) Termination of Employment. Unless the Committee determines otherwise, if the employment or other relationship of a Participant with the Company, a Subsidiary or an Affiliate terminates for any reason (other than death or disability), all Shares of Restricted Stock theretofore awarded to him shall, upon such termination, be forfeited and returned to the Company. If a Participant's employment or other relationship terminates by reason of death or disability, then any Shares of Restricted Stock owned by such Participant shall become free of the restrictions imposed by Section 6(c)(ii), and the Company will deliver such Shares to him or his legal representative, beneficiary, heir or transferee within 60 days of the Committee's receipt of evidence satisfactory to establish such death or disability and, if applicable, the right of such legal representative, beneficiary, heir or transferee to receive such Shares.

                  (vi) Issuance of Shares. As soon as practicable after the restrictions imposed by Section 6(c)(ii) expire, the Company shall deliver to the Participant (or his legal representative, beneficiary, heir or transferee) a certificate, without a legend referred to in Section 6(c)(iv) hereof, representing the number of Shares equal to the number of Shares of Restricted Stock as to which the restrictions have expired.

         (d) Phantom Stock. The Committee is hereby authorized to grant shares of Phantom Stock to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a share of Phantom Stock granted under the Plan shall confer on the Participant a right to receive, upon redemption thereof, as determined by the Committee, cash in an amount of, or Shares having a Fair Market Value equal to, the Fair Market Value of one Share on the date of redemption. Subject to the terms of the Plan, the Committee shall determine at the time of grant the term, methods of redemption, methods of settlement, the rights (if any) upon termination of employment or other relationship, whether and on what terms a Participant shall be entitled to a cash dividend paid with respect to a Share during the period a share of Phantom Stock is outstanding, and any other terms and conditions of any share of Phantom Stock. The Committee may impose such conditions or restrictions on the redemption of any share of Phantom Stock as it may deem appropriate.

         (e) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards at the time of grant.

Section 7.  Award Agreements.

         Each Award under the Plan shall be evidenced by an Award Agreement setting forth the terms and conditions of the Award and executed by the Company and the Participant.

Section 8.  Assignability.

         Each Award granted under the Plan shall be transferable only by will or the laws of descent and distribution. An Award granted under the Plan shall be exercisable or redeemable, during the lifetime of the Participant only by the Participant to whom the Award is granted.
Notwithstanding

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the foregoing, the Committee, in its discretion, may at any time permit, subject to such terms and conditions as the Committee may impose, the transfer by gift of an Option by any Participant solely to one or more members of the Participant's immediate family or to a trust (including a revocable trust) for the benefit thereof; it being understood that such Option shall continue to be subject to termination upon the death, disability or termination of employment of such Participant pursuant to Sections 6(a)(iv)(A) through (E). Notwithstanding the foregoing, an Option transferred in accordance with the provisions of this Section 8 by a Participant to a revocable trust shall be reacquired by the Participant upon the revocation of such trust.

         Except as otherwise provided in this Section 8, no Award granted under the Plan or any of the rights and privileges thereby conferred shall be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and no such Award, right, or privilege shall be subject to execution, attachments or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Award, or of any right or privilege conferred thereby, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such Award, right or privilege, the Award and such rights and privileges shall immediately become null and void.

Section 9.  Other Terms and Conditions.

         (a) Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to Shares covered by an Award until the date the Participant is the holder of record of such Shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date.

         (b) No Obligation to Exercise. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

         (c) Withholding. The Company and any Subsidiary shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan, or from any other payment due to the Participant, the amount (in cash or Shares or any combination thereof) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Subsidiary to satisfy all obligations for the payment of such taxes.

         (d) Transfers to and from the Company, a Subsidiary or an Affiliate. So long as the Participant remains (or immediately thereafter becomes) an employee, officer or director of, or a consultant to, the Company, any Subsidiary or any Affiliate, the termination of such Participant's employment or other relationship with the Company or any Subsidiary or any Affiliate shall not be deemed to constitute a termination of employment or of such other relationship for purposes of the Plan.

         (e) Maximum Awards. The maximum number of Shares that may be issued to any single Participant during any one-year period during the term of the Plan pursuant to any one or more grants of Options and Stock Appreciation Rights under the Plan is 100,000 Shares in total.

Section 10.  Termination, Modification and Amendments.

         (a) The Plan may be terminated at any time or may be modified or amended from time to time by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present or represented and entitled to vote at a duly held stockholders' meeting.

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         (b) The Board of Directors may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board of Directors shall not make any amendments to the Plan without the approval of at least the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present or represented and entitled to vote at a duly held stockholders' meeting where such approval is required to comply with Section 162(m) or any other applicable law, regulation or stock exchange rule.

         (c) No termination, modification or amendment of the Plan may materially adversely affect the rights conferred by an Award without the consent of the recipient thereof.

Section 11.  Recapitalization

         The aggregate number of Shares as to which Awards may be granted to Participants, the number of Shares thereof covered by each outstanding Award, and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such Shares, effected without receipt of consideration by the Company, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Company and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction, to the extent permitted by Section 422 of the Code.

Section 12.  Miscellaneous.

         (a) No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any other relationship with, the Company, a Subsidiary or an Affiliate. Further, the Company, each Subsidiary and each Affiliate expressly reserves the right at any time to dismiss a Participant free from any liability or any claim under the Plan, except as provided herein or in any Award Agreement issued hereunder.

         (b) Governing Law . To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the laws of the State of New York.

         (c) Savings Clause. The Plan is intended to comply in all respects with applicable laws and regulations,. If any one or more of the provisions of the Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit the Plan to be construed in compliance with all applicable laws so as to foster the intent of the Plan.

         (d) Allocation of Awards. The Committee shall from time to time make such allocations of the expense of Awards among the Company and its Subsidiaries as it shall deem appropriate.

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         (e) Effect on Other Employee Compensation. The Plan shall not be deemed an exclusive method of providing incentive compensation for the Employees, nor shall it preclude the Board of Directors from authorizing or approving other forms of incentive compensation. No Award under the Plan shall be taken into account in determining a Participant's compensation for the purposes of any group life insurance or other employee benefit plan.

         (f) Deductibility Under Section 162(m) of the Code. Awards granted under the Plan to Participants whom the Committee reasonably believes may be subject to Section 162(m) of the Code shall not be exercisable, and payment under the Plan in connection with such an Award shall not be made, unless and until the Committee has determined in its sole discretion that such exercise or payment would not be subject to Section 162(m) of the Code.

Section 13.  Effective Date and Term.

         The Plan shall become effective in the Plan Year in which it is first approved by the holders of a majority of the Shares having voting power present in person or represented by proxy at a duly constituted meeting of the stockholders at which a quorum is present. With respect to the first Plan Year, and any subsequent Plan Years in which stockholder approval is required to amend the Plan, the Committee may make awards subject to approval of the holders of the Common Stock at the next Annual Meeting thereof. The Plan shall terminate on the tenth anniversary of the effective date of the Plan. No Awards shall be granted after the termination of the Plan.




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